                                                                 EXHIBIT 10.39



                    FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

      THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of the 30th day of April, 2004 (this "Amendment"), is made by and between PROVINCE HEALTHCARE COMPANY, a Delaware corporation (the "Borrower"), the Lenders (as hereinafter defined) that have executed this Amendment (the "Required Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the "Agent").

                              BACKGROUND STATEMENT

      A. The Borrower, certain banks and other financial institutions (the "Lenders"), the Agent, Bank of America, N.A., as Syndication Agent, and UBS Warburg LLC and Merrill Lynch Capital Corporation, as Documentation Agents, are parties to a Third Amended and Restated Credit Agreement, dated as of November 13, 2001, as amended by that certain Amendment No. 1 to Certain Operative Agreements, dated as of March 29, 2002, by that certain Second Amendment to Credit Agreement and Consent, dated as of March 28, 2003, by that certain Third Amendment to Credit Agreement and Consent, dated as of May 27, 2003 and by that certain Fourth Amendment to Credit Agreement, dated as of June 30, 2003 (as amended, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

      B. The Borrower has requested that the Credit Agreement be amended (a) to exclude the net termination obligations of the Borrower under Swap Agreements from the definition of "Debt" for certain purposes under the Credit Agreement, and (b) to increase the required ratio of Consolidated Debt to Consolidated EBITDA as described herein. Such amendments require the consent of the Required Lenders under Section 10.8 of the Credit Agreement.

      C. The Borrower has also informed the Agent and the Lenders that it proposes, through its wholly owned subsidiary, PHC-Las Cruces, Inc., a New Mexico corporation ("PHC - Las Cruces"), to acquire by lease a hospital located at 2450 South Telshor Boulevard in Las Cruces, New Mexico and related assets (the "Las Cruces Hospital") for an aggregate Acquisition Amount not to exceed $165,000,000 (the "Las Cruces Acquisition"). The Las Cruces Acquisition requires the consent of the Required Lenders under Sections 5.12 and 6.7 of the Credit Agreement.

      D. The Borrower has also notified the Agent that it will not consummate the acquisition of a single licensed hospital located in Paris, Texas that was consented to by the Required Lenders pursuant to that certain Credit Agreement Consent, dated as of December 5, 2003 (the "Paris, Texas Acquisition Consent"), between the Borrower, certain Lenders and the Agent, and that the Borrower has no obligations to Christus St. Joseph's Health System with respect thereto.

      E. The Borrower has also informed the Agent and the Lenders that it seeks to exclude for certain purposes under the Credit Agreement non-cash asset impairment charges and non-cash losses from sale not exceeding $15,000,000 in the aggregate (the "Glades Non-Cash Loss") resulting from the proposed sale of Glades General Hospital to the Health Care District of Palm Beach County scheduled to close on or about April 30, 2004. The exclusion of the Glades Non-Cash Loss requires the consent of the Required Lenders under Section 10.8 of the Credit Agreement.

      F. The Borrower has also informed the Agent and the Lenders that it seeks to extend the deadline for the Havasu Regional Medical Center transactions approved by the Required Lenders on the terms and subject to the conditions of the Consent, dated as of October 28, 2003 (the "Havasu Consent"), between the Borrower, certain Lenders and the Agent, from March 31, 2004 to June 30, 2004. Such extension requires the consent of the Required Lenders under Section 10.8 of the Credit Agreement.

      G. The Borrower has also informed the Lenders that it seeks to cause PHC-Eunice, Inc., a Louisiana corporation ("PHC-Eunice"), to contribute substantially all of the assets of Eunice Community Medical Center (the "Eunice Hospital") to Eunice Community Medical Center, LLC, a Delaware limited liability company ("Eunice LLC"), in exchange for at least 70% of the Capital Stock of Eunice LLC, which will be owned by PHC-Eunice and/or another wholly owned Subsidiary of the Borrower (the "Contribution Transaction"). The Credit Agreement does not currently permit the Contribution Transaction, and, therefore, the consent of the Required Lenders is required under Section 10.8 of the Credit Agreement.

      H. The Borrower has also informed the Lenders that it seeks to use up to $40,000,000 to repurchase a portion of the 4-1/4% Subordinated Notes and/or the 4-1/2% Subordinated Notes from the holders thereof. Such repurchase requires the consent of the Required Lenders under Section 10.8 of the Credit Agreement.

      I. The Required Lenders have agreed to the amendments and consents described above on the terms and subject to the conditions set forth herein.

                             STATEMENT OF AGREEMENT

      The parties hereto agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

      1.1 Debt Definition. Section 1.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end of the definition of "Debt":

      "Notwithstanding the foregoing, solely for the purposes of (i) calculating the financial covenants set forth in Section 6.9 (Consolidated Debt to Consolidated EBITDA) and 6.10 (Consolidated Senior Debt to Consolidated EBITDA),
(ii) the definition of "Applicable Margin," and (iii) calculating the commitment fee payable under Section 2.7(b) of the Credit Agreement, "Debt" shall exclude the net termination obligations of the Borrower and its Subsidiaries under any Swap Agreement or other interest rate protection or hedging arrangement."

      1.2 Consolidated Debt to Consolidated EBITDA. Article VI of the Credit Agreement is hereby amended by deleting Section 6.9 thereof in its entirety and inserting in lieu thereof the following:

            6.9 Consolidated Debt to Consolidated EBITDA. Permit the ratio of Consolidated Debt to Consolidated EBITDA to be greater than 4.25 to 1.0 as of the end of any fiscal quarter, beginning with the fiscal quarter ending June 30, 2004 to and including the fiscal quarter ending December 31, 2004; to be greater than 4.00 to 1.0 as of the end of the fiscal quarter ending March 31, 2005; and to be greater than 3.75 to 1.0 as of the end of any fiscal quarter thereafter.

                                   ARTICLE II

                                    CONSENTS

      2.1 Acquisition of Las Cruces Hospital. Subject to the terms and conditions of this Amendment, the Required Lenders hereby consent to the consummation of the Las Cruces Acquisition on or prior to July 1, 2004; provided, that (i) immediately prior to and immediately following the Las Cruces Acquisition, no Default or Event of Default shall exist and be continuing; (ii) the Acquisition Amount for the Las Cruces Acquisition shall not exceed $165,000,000, with no more than $135,000,000 of such Acquisition Amount being funded by Borrowings under the Credit Agreement; (iii) (w) the Agent shall have received, at the times required by Sections 5.11 and 5.12 of the Credit Agreement, the documents required pursuant to Sections 5.11 and 5.12 of the Credit Agreement with respect to the Las Cruces Acquisition, which documents shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received such other documents, certificates, opinions and instruments with respect to the Las Cruces Acquisition as the Agent shall reasonably request and in form and substance reasonably satisfactory to the Agent, (x) the projected EBITDA contribution levels with respect to the Las Cruces Acquisition submitted pursuant to Section 5.12(c)(iii) of the Credit Agreement shall exceed $17,000,000 per year, (y) the Agent shall have approved (which approval shall not be withheld unreasonably) the draft or drafts of the acquisition or other purchase or lease agreement or agreements with respect to the Las Cruces Acquisition delivered pursuant to Section 5.12(c)(i) of the Credit Agreement and (z) the Las Cruces Acquisition is consummated pursuant to the terms of such draft agreements (with such amendments, waivers, replacements and/or substitutions as are approved by the Agent, which approval shall not be withheld unreasonably); (iii) since the date of the most recent historical financial statements delivered to the Agent with respect to the Las Cruces Acquisition pursuant to Section 5.12(c)(ii) of the Credit Agreement, no material adverse change shall have occurred in the business, properties, prospects, operations or condition (financial or otherwise) of Las Cruces Hospital, and no event, condition or state of facts that could reasonably be expected to have such a material adverse effect shall have occurred; (iv) the Borrower shall be in pro forma compliance after giving effect to the Las Cruces Acquisition with the financial covenants set forth in Sections 6.9 through 6.13 of the Credit Agreement for the most recent calculation period for which financials statements are available immediately prior to the date of the Las Cruces Acquisition; and
(v) a Compliance Certificate shall have been delivered to the Agent at the closing of the Las Cruces Acquisition showing pro forma covenant compliance with each of the financial covenants set forth in Sections 6.9 through 6.13 of the Credit Agreement after giving effect to the Las Cruces Acquisition; and (vi) at the closing of the Las Cruces Acquisition, the personal property of PHC-Las Cruces, and within 60 days after the closing of the Las Cruces Acquisition, the leasehold interest in the Realty of Las Cruces Hospital, shall be pledged to the Agent for the benefit of the Lenders pursuant to documentation satisfactory to the Agent (including, without limitation, an accession to the Security Agreement executed by PHC-Las Cruces, documentation of the type described in Sections 3.1.l(e), (f) and (g) of the Credit Agreement, and such other Security Documents reasonably required for the pledge of such personal property and Realty of PHC-Las Cruces).

      Notwithstanding the foregoing, any Capital Expenditures with respect to Las Cruces Hospital, any assumption of Debt or Liens in connection with the acquisition of Las Cruces Hospital, and any other post-closing transactions involving Las Cruces Hospital or the seller thereof shall be subject to the covenants and provisions of the Credit Agreement (including any required approvals) at the time of such expenditure, assumption or transaction. This Consent is limited strictly to the consummation of the Las Cruces Acquisition as described in the preceding paragraph, and shall not be deemed to be a consent to, or modification of, any other term or provision of the Credit Agreement or any other Loan Document or other instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agent or any of the Lenders under the Credit Agreement or any such Loan Document or instrument.

      The Borrower and the Required Lenders acknowledge and agree that, with respect to the Las Cruces Acquisition, a $62,500,000 Acquisition Amount shall be deemed to exist (and shall apply to reduce the $125,000,000 aggregate acquisition basket set forth in the definition of "Permitted Acquisition") from the date hereof until the earlier of (A) notification by the Borrower to the Agent that the Borrower has determined not to consummate the Las Cruces Acquisition and has no obligations to the seller with respect thereto (at which point the consent set forth in this Section 2.1 shall be deemed revoked), or (B) the closing of the Las Cruces Acquisition, at which point, notwithstanding the actual Acquisition Amount for the Las Cruces Acquisition, a $62,500,000 Acquisition Amount shall be deemed to apply for all purposes of the Credit Agreement.

      2.2 Glades Non-Cash Loss. Subject to the terms and conditions of this Amendment, the Required Lenders hereby consent to the exclusion of the Glades Non-Cash Loss from the calculation of Consolidated EBITDA (to the extent such Glades Non-Cash Loss was taken into account for any period in the calculation of Consolidated Net Income) for purposes of (i) the calculation of the covenants set forth in Section 6.9 (Consolidated Debt to Consolidated EBITDA), Section
6.10 (Consolidated Senior Debt to Consolidated EBITDA) and Section 6.13 (Fixed Charge Coverage), (ii) the definition of "Applicable Margin," and (iii) the calculation of the commitment fee payable under Section 2.7(b) of the Credit Agreement.

      2.3 Havasu Syndication Transactions. The Required Lenders hereby consent to extending the deadline for consummating the transactions contemplated by
Section 1.2 of the Havasu Consent from March 31, 2004 to June 30, 2004; provided, that such transactions are otherwise consummated on the terms and subject to the conditions set forth in the Havasu Consent.

      2.4 Eunice Community Medical Center. Subject to the terms and conditions of this Amendment, the Required Lenders hereby consent to (i) the consummation of the Contribution Transaction on or before September 30, 2004; (ii) the sale of up to thirty percent (30%) of the Capital Stock of Eunice LLC for Fair Market Value to licensed physicians on the medical staff of the Eunice Hospital; provided, that the remaining Capital Stock in Eunice LLC beneficially owned by PHC-Eunice, the Borrower or any of its Subsidiaries shall be pledged to the Agent for the benefit of the Lenders pursuant to the Pledge Agreement; (iii) the classification of Eunice LLC as a Permitted Joint Venture under the Credit Agreement; provided, that Eunice LLC shall only be classified as a Permitted Joint Venture so long as it continues to meet all of the requirements of the definition of Permitted Joint Venture (except that Eunice LLC shall only be required to have at least 70% of its Capital Stock owned directly by the Borrower and/or its wholly owned Subsidiaries, instead of at least 85% of such Capital Stock as required by the definition), subject to the terms of a limited liability company operating agreement for Eunice LLC in form and substance reasonably satisfactory to the Agent, and any violation of the foregoing proviso shall constitute an Event of Default under the Credit Agreement; and (iv) the exclusion of the Contribution Transaction from the $20,000,000 baskets provided in Sections 6.2(v), 6.5(iii) and 6.7(m) of the Credit Agreement; provided, that each consent of the Required Lenders set forth in this Section 2.4 is conditioned upon (w) the documentation for the transactions described in this
Section 2.4 being in form and substance satisfactory to the Agent (with evidence of such satisfaction to be provided by the Agent, if so satisfied, to the Borrower in writing upon the Borrower's request), (x) both immediately before and immediately after the Contribution Transaction, there being no Default or Event of Default that has occurred and is continuing, (y) at the times required by such Sections 5.11 and 5.12 of the Credit Agreement, the Agent shall have received the documents required pursuant to Sections 5.11 and 5.12 of the Credit Agreement with respect to the Contribution Transaction and the Agent shall have received such other documents, certificates, opinions and instruments with respect to the Contribution Transaction as the Agent shall reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent, and (z) the delivery to the Agent at the closing of the Contribution Transaction of a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that, after giving effect to the Contribution Transaction and the reduction of EBITDA related to the sale of Capital Stock in Eunice LLC to physicians on the medical staff of Eunice Hospital, the Borrower is in pro forma compliance with the financial covenants set forth in Sections 6.9 though 6.13 of the Credit Agreement for the most recently ended four fiscal quarters immediately prior to the consummation of the Contribution Transaction, together with a calculation supporting such pro forma compliance with the financial covenant set forth in Section 6.11 of the Credit Agreement.

      2.5 Paris, Texas Acquisition Consent Revocation. The Borrower and the Required Lenders acknowledge and agree that the Paris, Texas Acquisition Consent is hereby revoked.

      2.6 Repurchase of 4-1/4% and/or 4-1/2% Subordinated Notes. Subject to the terms and conditions of this Amendment, the Required Lenders hereby consent to the use by the Borrower of up to $40,000,000 to repurchase a portion of the 4-1/4% Subordinated Notes and/or the 4-1/2% Subordinated Notes from the holders thereof; provided, that (i) all such repurchases are made on or before December 31, 2004, (ii) (A) all amounts paid in connection with any repurchase of a portion of the 4-1/4% Subordinated Notes (including principal, premiums and customary brokerage fees and transaction expenses) do not exceed, in the aggregate, 102.4286% of the principal amount of such portion of the 4-1/4% Subordinated Notes so repurchased plus accrued interest thereon to the date of repurchase, and/or (B) all amounts paid in connection with any repurchase of a portion of the 4-1/2% Subordinated Notes (including principal, premiums and customary brokerage fees and transaction expenses) do not exceed, in the aggregate, 101.80% of the principal amount of such portion of the 4-1/2% Subordinated Notes so repurchased plus accrued interest thereon to the date of repurchase, and (iii) both immediately before and immediately after giving effect to each such repurchase, no Default or Event of Default shall have occurred and be continuing. The Borrower and the Required Lenders acknowledge and agree that the consent contained in this Section 2.6 replaces in its entirety the consent in Section 1.1 of the Havasu Consent and that Section 1.1 of the Havasu Consent shall have no further force or effect after the date hereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants as follows:

      3.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Loan Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

      3.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

      3.3 Enforceability. This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

      3.4 No Conflicts. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

      3.5 Obligations. The execution and delivery of this Amendment does not diminish or reduce the Borrower's obligations under the Loan Documents, except as modified by this Amendment.

      3.6 No Claims. The Borrower has no claims, counterclaims, offsets or defenses to the Loan Documents and the performance of its obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders' execution and delivery of this Amendment.

                                   ARTICLE IV

                           CONDITIONS TO EFFECTIVENESS

      The effectiveness of the amendments to the Credit Agreement and of the consents set forth in this Amendment is subject to the satisfaction of the following conditions:

      4.1 Executed Amendment. This Amendment shall have been duly executed and delivered by the Borrower, the Agent and the Required Lenders and shall be in full force and effect.

      4.2 Representations and Warranties; Officer's Certificate. The following shall be true and the Agent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) each of the representations and warranties of the Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents is true and correct as of the date of such certificate after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment, and (iii) each of the conditions set forth in this ARTICLE IV has been satisfied.

      4.3 No Material Adverse Change. No material adverse change shall have occurred in the business, properties, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2003, and no event, condition or state of facts that could reasonably be expected to have such a material adverse effect shall have occurred since December 31, 2003.

      4.4 Confirmation. The Agent shall have received a Confirmation of Credit Documents by each Guarantor of the Obligations, in form and substance satisfactory to the Agent.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1 Post-Closing Matters. On or before the date that is 60 days after the date on which the Las Cruces Acquisition is consummated (or such later date as the Agent may reasonably agree to if the Borrower and its Subsidiaries are diligently pursuing such items in good faith), the following matters shall have been completed:

      (a) A Mortgage for the Realty located at Las Cruces Hospital shall have been duly authorized, executed and delivered by PHC-Las Cruces, shall have been recorded, registered and filed in a manner reasonably acceptable to the Agent, shall be in full force and effect and no Default shall exist thereunder, and the Agent shall have received a fully executed copy thereof.

      (b) A fixture filing with respect to the fixtures at Las Cruces Hospital, in form and substance reasonably satisfactory to the Agent, shall have been filed.

      (c) The Agent, for the benefit of the Lenders, shall have received a policy of title insurance or a title insurance binder in form and substance reasonably satisfactory to the Agent, from a title insurance company duly licensed to do business in New Mexico, selected by the Borrower and reasonably acceptable to the Agent, in an amount reasonably satisfactory to the Agent but not to exceed the fair market value of the Realty, with respect to each tract of Realty being encumbered by the lien of the Mortgage for Las Cruces Hospital, all premiums thereon shall have been paid, and such policy shall insure that the Mortgage for Las Cruces Hospital constitutes a valid, enforceable, first priority lien on the Realty subject thereto, free and clear from all title defects and encumbrances whatsoever except for and subject to Permitted Liens, and only with exceptions for rights of physicians or other healthcare providers as tenants under written leases of office space in the ordinary course of business, but specifically excluding ground leases with terms of ten years or more, and such other exceptions as are reasonably acceptable to the Agent, and shall include future advance and revolving credit endorsements, a variable rate endorsement and such other endorsements as the Agent may reasonably request, to the extent available in New Mexico. Such title insurance policy (or binder, as the case may be) with respect to the Realty for Las Cruces Hospital may not contain general survey exceptions except with the Agent's prior written consent.

      (d) The Agent shall have received a metes-and-bounds survey of each tract or parcel of the Realty of Las Cruces Hospital being encumbered by the lien of the Mortgage with respect thereto, in form and substance reasonably satisfactory to the Agent.

      (e) A favorable opinion of Modrall Sperling Roehl Harris & Sisk, P.A., New Mexico counsel to the Borrower and the Guarantors, with respect to the Security Documents to be executed by PHC-Las Cruces in connection with this Amendment, addressed to the Agent, for the benefit of the Lenders, the Issuing Lender and each Lender, and in form and substance satisfactory to the Agent, shall have been delivered to the Agent.

      5.2 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification, consent or waiver of any provision of the Credit Agreement or of any other Loan Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

      5.3 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

      5.4 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment.

      5.5 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

      5.6 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      5.7 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

      5.8 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by the Borrower, the Agent and the Lenders and the satisfaction of the conditions set forth in ARTICLE IV hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                              PROVINCE HEALTHCARE COMPANY

                              By: /s/ Christopher T. Hannon
                                  -------------------------------------------
                                  Name: Christopher T. Hannon
                                  Title: Senior Vice President/Chief Financial
                                         Officer

                              WACHOVIA BANK, NATIONAL
                              ASSOCIATION, as Agent and as Lender

                              By: ______________________________________
                                  Name: Scott Santa Cruz
                                  Title: Director

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                              PROVINCE HEALTHCARE COMPANY

                              By: ____________________________________________
                                  Name: Christopher T. Hannon
                                  Title: Senior Vice President/Chief Financial
                                          Officer

                              WACHOVIA BANK, NATIONAL
                              ASSOCIATION, as Agent and as Lender

                              By: /s/ Scott Santa Cruz
                                  ---------------------------------------
                                  Name: Scott Santa Cruz
                                  Title: Director

                              BANK OF AMERICA, N.A., AS A LENDER

                              By: /s/ [ILLEGIBLE]
                                  ------------------------------
                                  Name: [ILLEGIBLE]
                                  Title: AVP

                              MERRILL LYNCH CAPITAL
                              CORPORATION, AS A LENDER

                              By: /s/ [ILLEGIBLE]
                                  --------------------------------
                                  Name: [ILLEGIBLE]
                                  Title: VICE PRESIDENT

                              NATIONAL CITY BANK OF KENTUCKY, AS
                              A LENDER

                              By: /s/ Deroy  Scott
                                  ------------------------------
                                  Name: Deroy  Scott
                                  Title: Senior Vice President

                              SUNTRUST BANK, AS A LENDER

                              By: /s/ W. Brooks Hubbard
                                  ---------------------------------
                                  Name: W. Brooks Hubbard
                                  Title: Director

                              LASALLE BANK NATIONAL ASSOCIATION,
                              AS A LENDER

                              By: /s/ [ILLEGIBLE]
                                  ---------------------------
                                  Name: [ILLEGIBLE]
                                  Title: First Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH,
                              AS A LENDER

                              By: /s/ Charles Heidsieck
                                  ----------------------------------
                                  Name: Charles Heidsieck
                                  Title: Senior Vice President